UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 29, 2011

Lightlake Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139915	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 Baker Street, 6th Floor
London, England W1U 7BU
(Address of principal executive offices, including zip code)

44-207-034-1943
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – Changes in Registrant’s Certifying Accountant

Dismissal of Former Auditor

Effective August 29, 2011, the client-auditor relationship between the Company and PS Stephenson & Co., P.C. (the “Former Auditor”) was terminated. The Former Auditor made the decision to resign because of changes within their firm, their firm direction and scheduling, and the distance between their office and our office.

During the two most recent fiscal years and the interim periods through the date the relationship with the Former Auditor concluded, there were no disagreements between the Former Auditor and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Former Auditor would have caused the Former Auditor to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.  There have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years and any subsequent interim periods through the date the relationship with the Former Auditor ceased.  The Former Auditor did not review any of the interim financial statements or notes thereto included in the Company’s Form 10-Q’s for the interim periods ended October 31, 2010, January 31, 2011, or April 30, 2011 as required by regulation S-X.

The Former Auditor’s audit report relating to the audit of the Company’s financial statements for the years ended July 31, 2010 and 2009, indicated the auditors’ substantial doubt about the Company’s ability to continue as a going concern because the Company requires additional funds to meet its obligations and the costs of its operations.

The Company has authorized the Former Auditor to respond fully to any inquiries of the New Auditor relating to its engagement as the Company's independent accountant. The Company has requested that the Former Auditor review the disclosure contained in this Report and the Former Auditor has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company in this filing.  The letter from the Former Auditor is attached as Exhibit 16.1 to this Current Report of Form 8-K.

Appointment of New Auditor

The Company has engaged Peter Messineo, CPA (the “New Auditor”) to be the principal independent public accountant to audit the Company's financial statements for the year ending July 31, 2011 .  The decision to engage the New Auditor was recommended and approved by the Company's Board of Directors, effective October 11, 2011.  During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging Peter Messineo, CPA, neither the Company (or someone on its behalf) consulted with Peter Messineo, CPA on either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report was provided to the Company or oral advice was provided that Peter Messineo, CPA concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions to Item 304(a)(2) of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) to Item 304(a)(2) of Regulation S-K)

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being filed herewith this Current Report on Form 8-K /A

16.1          PS Stephenson & Co., P.C.  to the SEC about the statements in the Form 8-K /A .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightlake Therapeutics, Inc.

Date: November 7, 2011	By:	/s/ Dr. Roger Crystal
Dr. Roger Crystal
Chief Executive Officer